SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 22, 2006


                             Jaco Electronics, Inc.
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             (Exact name of Registrant as specified in its charter)


                New York                001-05896               11-1978958
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         (State or other jurisdiction   (Commission           (I.R.S. Employer
               of incorporation)        File Number)        Identification No.)



                   145 Oser Avenue, Hauppauge, New York         11788
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               (Address of principal executive offices)       (Zip Code)


        Registrant's telephone number, including area code (631) 273-5500
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                                 Not Applicable
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          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement.

On December 22, 2006, Jaco Electronics (the "Company" or "Jaco") entered into a Credit Agreement with The CIT Group/Business Credit, Inc. and CIT Capital Securities, LLC (the "Agreement") providing for a new $55 million secured revolving line of credit. The credit facility has a maturity date of December 22, 2009, subject to extension. Jaco borrowed a total of $33.5 million under the new credit facility to refinance $30.8 million of indebtedness that had been outstanding under its previous $40 million credit facility, which has now been terminated, and to provide $2.7 million of cash collateral for outstanding stand-by letters of credit issued under the previous credit facility on behalf of certain vendors of the Company. Borrowing availability under the credit facility is based principally on eligible accounts receivable and eligible inventories, in each case as defined in the Agreement. Borrowings under the credit facility are collateralized by substantially all of the assets of the Company. The initial interest rate under the credit facility is LIBOR plus 2.25% or Prime plus 0.75%, at the option of the Company.


Under the Agreement, the Company is required to comply with the following financial covenants: maintain a Fixed Charge Coverage Ratio (as defined therein) of 1.1 to 1.0 as of the end of each quarterly period; and a limitation on capital expenditures of $700,000 during the fiscal year ending June 30, 2007 and $500,000 during each fiscal year thereafter, with the ability to carry forward any unused permitted capital expenditure amounts to subsequent years. The Agreement also contains other covenants and restrictions, including limitations on the Company's incurrence of additional indebtedness unrelated to the credit facility; its incurrence of liens; mergers, consolidations and sales of assets by the Company; investments, loans and acquisitions by the Company; and a prohibition on the Company's ability to pay cash dividends. In addition, the Agreement includes a subjective acceleration clause and requires the deposit of customer receipts to be directed to a blocked account and applied directly to the repayment of indebtedness outstanding under the credit facility. Failure to remain in compliance with these covenants could cause the lenders under the credit facility to declare the Company to be in default under the Agreement, requiring all outstanding borrowings under the credit facility to be immediately due and payable.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) As described under Item 1.01 above, on December 22, 2006, Jaco became obligated for a material amount of indebtedness under its new revolving line of credit facility.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:         December 28, 2006                         JACO ELECTRONICS, INC.


                                                 By:  /s/ Jeffrey D. Gash
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                                                       Jeffrey D. Gash
                                                       Executive Vice President